CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 dated February 12, 1999 of our report dated December 11, 1998, relating to the financial statements of Environmental Technologies and Software Solutions, Inc. as of December 31, 1997 and to the reference to our firm under the caption "EXPERTS" in the registration statement


                                     James E. Scheifley & Associates, P.C.
                                          Certified Public Accountants


February 12, 1999
Denver, Colorado